SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 428-2040

Net Perceptions, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On August 14, 2007, the Registrant issued an earnings press release announcing financial results for the three and six months ended June 30, 2007. A copy of the earnings press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The earnings press release contains the non-GAAP measures, EBITDA, Adjusted EBITDA, free cash flow, and diluted earnings per share before non-cash expenses because the Registrant believes that it enhances the user's overall understanding of the Registrant's current financial performance relative to past performance and provides, to the nearest GAAP measure, a better baseline for modeling future earnings expectations. The Registrant has provided a reconciliation within the earnings release of the non-GAAP financial measures EBITDA, Adjusted EBITDA, free cash flow, and diluted earnings per share before non-cash expenses to the most directly comparable GAAP financial measure. The Registrant’s management, however, cannot provide any assurance that the above-referenced non-GAAP financial measures are comparable to similarly titled financial measures presented by other publicly-traded companies. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated August 14, 2007, with respect to the Registrant’s financial results for the three and six months ended June 30, 2007 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2007

STAMFORD INDUSTRIAL GROUP, INC.

By: /s/ Jonathan LaBarre Jonathan LaBarre, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Number	Exhibit
99.1	Press Release dated August 14, 2007, with respect to the Registrant’s financial results for the fiscal three and six months ended June 30, 2007 (furnished only).